                                                  EXHIBIT 6(C)

                       THE OFFITBANK INVESTMENT FUND, INC.

                                                  February 12, 1996

OFFIT Funds Distributor, Inc.
230 Park Avenue
New York, New York  10169

Dear Sirs:

     This Agreement, dated February 7, 1994 as supplemented February 8, 1995, is hereby amended:

          by deleting the phrase "OFFITBANK Latin America Equity Fund" in each place it appears and in each case replacing is with the phrase "OFFITBANK Latin America Total Return Fund", which amendment has been approved unanimously by the Board of Directors on February 5, 1996.



     If the foregoing is acceptable and correctly sets forth the agreement between the Company and OFFIT Funds Distributor, Inc., please so indicate by signing and returning this letter to the Company.

                                   Very truly yours,

                              THE OFFITBANK INVESTMENT FUND, INC.



                              By:
                                   -------------------------------
                                   Name:  Wallace Mathai-Davis
                                   Title: Secretary and Treasurer

Accepted:

OFFIT FUNDS DISTRIBUTOR, INC.



By:
     -------------------------------
     Name:  Gordon M. Forrester
     Title: Vice President